Exhibit 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2013 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 25, 2013--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company’s financial results for the second quarter of fiscal year (FY) 2013. Dolby reported total revenue of $249.3 million for the second quarter of FY 2013, compared to $262.8 million for the second quarter of FY 2012.

Second quarter FY 2013 GAAP net income was $61.9 million, or $0.60 per diluted share, compared to $88.1 million, or $0.81 per diluted share, for the second quarter of FY 2012. On a non-GAAP basis, second quarter FY 2013 net income was $76.4 million, or $0.74 per diluted share, compared to $99.2 million, or $0.91 per diluted share, for the second quarter of FY 2012. Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“In the second quarter, we continued to grow our presence in the broadcast and mobile markets,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “In addition, key partners endorsed our newest technologies. BT unveiled the first business conferencing service with Dolby Voice, and James Cameron and Vince Pace’s Cameron Pace Group is backing our Dolby glasses-free 3D format.”

Financial Outlook

Q3 FISCAL 2013

Dolby anticipates total revenue to range from $205 million to $215 million. Gross margin percentages are projected to be approximately 89% on a GAAP basis and 90% on a non-GAAP basis.

Dolby anticipates that operating expenses will be approximately $145 million on a GAAP basis and $125 million on a non-GAAP basis.

The Company estimates that its fiscal Q3 2013 effective tax rate will range from 27 percent to 28 percent.

Dolby expects diluted earnings per share to be between $0.26 and $0.32 on a GAAP basis and between $0.42 and $0.49 on a non-GAAP basis.

FISCAL YEAR 2013

Dolby now anticipates that total revenue will range from $910 million to $940 million.

Dolby now anticipates that operating expenses will be approximately $572 million on a GAAP basis and approximately $500 million or less on a non-GAAP basis.

The Company’s Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ second quarter fiscal 2013 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, April 25, 2013.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 1-888-296-4217. International callers can access the conference call at 1-719-325-2209.

A replay of the call will be available from 5:00 p.m. PT on Thursday, April 25, 2013, until 9:00 p.m. PT on Thursday, May 2, 2013 by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 3736618. An archived version of the teleconference will also be available on the Dolby Laboratories website, www.dolby.com/.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides non-GAAP financial measures of net income, gross margin, operating expense, and diluted earnings per share. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its SEC filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby’s investor relations website at http://investor.dolby.com/medialist.cfm.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby’s expected financial results for Q3 2013 and full year fiscal 2013 are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® 8 devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions; risks relating to the expiration of patents; the timing of Dolby’s receipt of royalty reports and payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound from the cinema to the living room to mobile devices, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Voice is a trademark of Dolby Laboratories. Blu-ray Disc is a trademark of the Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. S13/26888 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	March 29,	March 30,	March 29,	March 30,
	2013	2012	2013	2012
Revenue:
Licensing	$226,455	$227,849	$431,331	$428,273
Products	17,726	27,228	43,224	53,628
Services	5,165	7,682	11,393	15,036
Total revenue	249,346	262,759	485,948	496,937
Cost of revenue:
Cost of licensing	6,409	3,303	9,489	6,631
Cost of products	13,206	17,635	31,695	31,523
Cost of services	3,668	2,654	7,704	5,848
Total cost of revenue	23,283	23,592	48,888	44,002
Gross margin	226,063	239,167	437,060	452,935
Operating expenses:
Research and development	41,948	34,236	84,384	67,062
Sales and marketing	58,130	45,694	116,551	89,510
General and administrative	41,803	37,281	84,911	72,746
Restructuring charges, net	—	910	—	1,278
Total operating expenses	141,881	118,121	285,846	230,596
Operating income	84,182	121,046	151,214	222,339
Interest income	904	1,414	2,243	3,151
Interest expense	(402)	(5)	(427)	(31)
Other income, net	188	60	901	260
Income before income taxes	84,872	122,515	153,931	225,719
Provision for income taxes	(22,633)	(34,198)	(40,215)	(64,036)
Net income including controlling interest	62,239	88,317	113,716	161,683
Less: net income attributable to controlling interest	(328)	(197)	(456)	(404)
Net income attributable to Dolby Laboratories, Inc.	$61,911	$88,120	$113,260	$161,279
Net income per share:
Basic	$0.61	$0.81	$1.11	$1.48
Diluted	$0.60	$0.81	$1.10	$1.48
Weighted-average shares outstanding:
Basic	101,638	108,415	102,000	108,650
Diluted	102,680	109,170	102,980	109,242

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 29,	September 28,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$328,508	$492,600
Short-term investments	124,415	302,693
Accounts receivable	91,201	43,495
Inventories	19,487	16,700
Deferred taxes	84,038	80,966
Prepaid expenses and other current assets	29,432	33,832
Total current assets	677,081	970,286
Long-term investments	327,946	361,614
Property, plant and equipment, net	249,017	254,676
Intangible assets, net	48,489	56,526
Goodwill	280,979	281,375
Deferred taxes	30,988	22,634
Other non-current assets	12,005	13,687
Total assets	$1,626,505	$1,960,798
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,673	$14,831
Accrued liabilities	119,638	116,092
Income taxes payable	5,516	2,424
Deferred revenue	20,547	23,493
Total current liabilities	152,374	156,840
Long-term deferred revenue	19,167	18,192
Deferred taxes	2,691	2,696
Other non-current liabilities	43,740	39,837
Total liabilities	217,972	217,565
Stockholders’ equity:
Class A common stock	47	46
Class B common stock	55	57
Additional paid-in capital	3,425	—
Retained earnings	1,378,371	1,709,479
Accumulated other comprehensive income	8,772	10,687
Total stockholders’ equity – Dolby Laboratories, Inc.	1,390,670	1,720,269
Controlling interest	17,863	22,964
Total stockholders’ equity	1,408,533	1,743,233
Total liabilities and stockholders’ equity	$1,626,505	$1,960,798

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended
	March 29,	March 30,	March 29,	March 30,
	2013	2012	2013	2012
Operating activities:
Net income including controlling interest	$62,239	$88,317	$113,716	$161,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,291	10,174	26,420	20,103
Stock-based compensation	14,945	12,063	32,649	23,502
Amortization of premium on investments	2,159	4,386	5,953	9,306
Excess tax benefit from exercise of stock options	(180)	(368)	(649)	(425)
Provision for doubtful accounts	449	184	270	132
Deferred income taxes	(7,950)	(2,387)	(10,577)	(10,030)
Other non-cash items affecting net income	(181)	1,010	(872)	2,237
Changes in operating assets and liabilities:
Accounts receivable	(39,884)	(3,428)	(47,948)	4,103
Inventories	5,419	8,147	(754)	876
Prepaid expenses and other assets	(5,724)	(2,229)	2,901	(1,128)
Accounts payable and other liabilities	17,756	10,139	(2,142)	(12,721)
Income taxes, net	(5,090)	(10,323)	4,422	14,108
Deferred revenue	(1,846)	1,497	(1,989)	836
Other non-current liabilities	416	1,695	1,428	2,087
Net cash provided by operating activities	55,819	118,877	122,828	214,669
Investing activities:
Purchases of available-for-sale securities	(118,862)	(67,523)	(322,997)	(122,249)
Proceeds from sales of available-for-sale securities	78,037	53,966	467,105	105,454
Proceeds from maturities of available-for-sale securities	13,625	63,870	64,950	111,515
Purchases of property, plant and equipment	(5,447)	(17,884)	(12,164)	(30,450)
Acquisitions, net of cash acquired	—	—	—	(575)
Other investments	—	—	(3,000)	—
Purchases of intangible assets	(2)	—	(4,050)	—
Proceeds from sales of property, plant and equipment and assets held for sale	357	380	376	715
Net cash provided by (used in) investing activities	(32,292)	32,809	190,220	64,410
Financing activities:
Proceeds from issuance of common stock	2,700	5,818	7,202	6,631
Repurchase of common stock	(11,477)	(60,081)	(65,433)	(86,149)
Payment of cash dividend	—		(408,206)	—
Distribution to controlling interest	—		(5,039)	—
Excess tax benefit from the exercise of stock options	180	368	649	425
Shares repurchased for tax withholdings on vesting of restricted stock	(1,496)	(4,077)	(5,132)	(3,107)
Net cash used in financing activities	(10,093)	(57,972)	(475,959)	(82,200)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,119)	(140)	(1,181)	(403)
Net increase/(decrease) in cash and cash equivalents	12,315	93,574	(164,092)	196,476
Cash and cash equivalents at beginning of period	316,193	654,414	492,600	551,512
Cash and cash equivalents at end of period	$328,508	$747,988	$328,508	$747,988

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables present the Company’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second fiscal quarter of 2013 and 2012:

Net income:	Fiscal Quarter Ended
	March 29,	March 30,
	2013	2012
GAAP net income	$61.9	$88.1
Stock-based compensation	14.9	12.1
RSU dividend equivalent	2.2	—
Amortization of acquired intangibles	3.4	2.7
Restructuring charges, net	—	0.9
Income tax adjustments	(6.0)	(4.6)
Non-GAAP net income	$76.4	$99.2

Diluted earnings per share:	Fiscal Quarter Ended
	March 29,	March 30,
	2013	2012
GAAP diluted earnings per share	$0.60	$0.81
Stock-based compensation	0.15	0.11
RSU dividend equivalent	0.02	—
Amortization of acquired intangibles	0.03	0.02
Restructuring charges, net	—	0.01
Income tax adjustments	(0.06)	(0.04)
Non-GAAP diluted earnings per share	$0.74	$0.91

Shares used in computing diluted earnings per share (in millions)	103	109

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third fiscal quarter of 2013 and fiscal year 2013 included in this release.

Gross margin:	Q3 2013
GAAP gross margin	89%
Stock-based compensation	—%
RSU dividend equivalent	—%
Amortization of acquired intangibles	1%
Non-GAAP gross margin	90%

Operating expenses:	Q3 2013	Fiscal Year 2013
GAAP operating expenses	$145	$572
Stock-based compensation	(15)	(60)
RSU dividend equivalent	(2)	(6)
Amortization of acquired intangibles	(1)	(4)
Restructuring charges, net	(2)	(2)
Non-GAAP operating expenses	$125	$500

Diluted earnings per share:	Q3 2013
	Low	High
GAAP diluted earnings per share	$0.26	$0.32
Stock-based compensation	0.15	0.16
RSU dividend equivalent	0.02	0.02
Amortization of acquired intangibles	0.03	0.03
Restructuring charges, net	0.02	0.02
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.42	$0.49

Shares used in computing diluted earnings per share (in millions)	103	103

CONTACT:
Investor Contact:
Dolby Laboratories
Alex Hughes, 415-645-4572
investor@dolby.com
or
Media Contact:
Dolby Laboratories
Sean Durkin, 415-645-5176
news@dolby.com